Exhibit 8.1
Subsidiaries of the Registrant
The following are the subsidiaries of the Registrant:

1.	DLP Capital LLC (Delaware)
2.	MPB Capital LLC (Texas)
3.	DLPPar Participações S.A. (Brazil)
5.	Stone Instituição de Pagamento S.A. (formerly Stone Pagamentos S.A., subsidiary of DLP Capital LLC after the merger of StoneCo Brasil) (Brazil)
6.	STNE Participações S.A. (Subsidiary of DLP Capital LLC) (Brazil)
7.	STNE Participações em Tecnologia S.A. (Subsidiary of DLP Capital LLC) (Brazil)
8.	MNLT S.A. (formerly MNLT Soluções de Pagamento S.A., subsidiary of Stone Instituição de Pagamento S.A.) (Brazil)
9.	Pagar.me Instituição de Pagamento S.A. (formerly Pagar.me Pagamentos S.A., subsidiary of Stone Instituição de Pagamento S.A.) (Brazil)
10.	Stone Sociedade de Crédito Direto S.A. (Subsidiary of Stone Instituição de Pagamento S.A.) (Brazil)
11.	TAG Tecnologia para o Sistema Financeiro S.A. (Subsidiary of STNE Participações em Tecnologia S.A.) (Brazil)
12.	Buy4 Processamento de Pagamentos S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
13.	Buy4 Sub LLC (Subsidiary of Buy4 Processamento de Pagamentos S.A.) (Texas)
14.	Cappta S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
15.	Collact Serviços Digitais S.A. (Collact was merged into Stone Instituição de Pagamento S.A. on January 1, 2022) (Brazil)
16.	Equals S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
17.	PDCA S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
18.	Stone Franchising Ltda. (Subsidiary of STNE Participações S.A.) (Brazil)
19.	Stone Logística Ltda. (Subsidiary of STNE Participações S.A.) (Brazil)
20.	VHSYS Sistemas de Gestão S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
21.	Alpha-Logo Serviços de Informática S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
22.	Trinks Serviços de Internet S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
23.	MAV Participações S.A. (“MVarandas”, MVarandas was merged into Linx Sistemas e Consultoria Ltda. on April 1, 2022) (Brazil)
24.	Vitta Tecnologia em Saúde S.A. (Brazil)
25.	VittaPar LLC (Cayman Islands)
26.	Vitta Corretora de Seguros Ltda. (Subsidiary of Vitta Tecnologia em Saúde S.A.) (Brazil)
27.	Vitta Serviços em Saúde Ltda. (Subsidiary of Vitta Tecnologia em Saúde S.A.) (Brazil)
28.	Vitta Saúde Administradora de Benefícios Ltda. (Subsidiary of Vitta Tecnologia em Saúde S.A.) (Brazil)
29.	MLabs Software S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
30.	Questor Sistemas S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
31.	Sponte Informática S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
32.	StoneCo CI Ltd. (Cayman Islands)
33.	Creditinfo Jamaica Ltd. (Jamaica)
34.	Creditinfo Guyana Inc (Guyana)
35.	Creditadvice Barbados Ltd. (Barbados)
36.	Stone Seguros S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
37.	Delivery Much Tecnologia S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
38.	TAPSO - Fundo de Investimento em Direitos Creditórios (Brazil)
39.	FIDC AR2 (FIDC AR2 was liquidated in 2021) (Brazil)
40.	FIDC AR3 (Brazil)

41.	Soma Fundo de Investimentos em Direitos Creditórios (Brazil)
42.	Soma III Fundo de Investimentos em Direitos Creditórios (Brazil)
43.	StoneCo Exclusivo FIC FIM (Brazil)
44.	Linx Pay Meios de Pagamento Ltda. (Subsidiary of Linx Sistemas e Consultoria Ltda.) (Brazil)
45.	SimplesVet Tecnologia S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
46.	Trampolin Pagamentos S.A. (Subsidiary of Pagar.me Instituição de Pagamento S.A.) (Brazil)
47.	Linx S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
48.	Linx Sistemas e Consultoria Ltda. (Subsidiary of Linx S.A.) (Brazil)
49.	Linx Telecomunicações Ltda. (Subsidiary of Linx S.A.) (Brazil)
50.	Napse S.R.L. (Argentina)
51.	Sociedad Ingenería de Sistemas Napse I.T. de Chile Limitada (Chile)
52.	Synthesis IT Peru S.A.C. (Peru)
53.	Synthesis Holding LLC. (Florida)
54.	Synthesis US LLC (Florida)
55.	Retail Americas Sociedad de Responsabilidad Limitada de Capital Variable (Mexico)
56.	Synthesis IT de México Sociedad de Responsabilidad Limitada de Capital Variable (Mexico)
57.	Mercadapp Soluções em Software Ltda. (Mercadapp was merged into Linx Sistemas e Consultoria Ltda. on January 1, 2022) (Brazil)
58.	Hiper Software S.A. (Subsidiary of Linx Sistemas e Consultoria Ltda.) (Brazil)
59.	Ametista Serviços Digitais Ltda. (Subsidiary of Linx Pay Meios de Pagamento Ltda.) (Brazil)
60.	Esmeralda Serviços Digitais Ltda. (Subsidiary of Linx Pay Meios de Pagamento Ltda.) (Brazil)
61.	Diamante Serviços Digitais Ltda. (Subsidiary of Linx Pay Meios de Pagamento Ltda.) (Brazil)
62.	Safira Serviços Digitais Ltda. (Subsidiary of Linx Pay Meios de Pagamento Ltda.) (Brazil)
63.	TAPSO FIDC II (Brazil)
64.	Retail Renda Fixa Crédito Privado Fundo de Investimento (Brazil)
65.	StoneCo Pagamentos UK Ltd. (United Kingdom)
66.	Nodis Tecnologia S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
67.	STN Benefícios S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
68.	App Sistemas S.A. (Subsidiary of STNE Participações S.A.) (Brazil)
69.	Neostore Desenvolvimento de Programas de Computador S.A. (Subsidiary of Linx Sistemas e Consultoria Ltda.) (Brazil) (Paid in corporate capital dated as of January 2022)